Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314)	810-3115
investor.relations@express-scripts.com

Express Scripts Reports Full Year EPS of $3.10, up 30%
Fourth Quarter EPS of $0.83, up 20%

ST. LOUIS, February 25, 2009—Express Scripts, Inc. (Nasdaq: ESRX) announced fourth quarter and full year net income from continuing operations of $206.4 million and $779.6 million, or $0.83 and $3.10 per diluted share, respectively. These results include $11.3 million ($7.3 million after tax) for charges related to a previously disclosed security incident.   Fourth quarter and full year EPS grew 20% and 30%, respectively, over adjusted 2007 results.

The Company reported fourth quarter cash flow from continuing operations of $368.5 million, up from $342.3 million last year.  For the year, the Company reported cash flow from continuing operations of $1,095.6 million, up from $848.1 million in 2007.

“We remain intensely focused on what matters to our plan sponsors – lowering their pharmacy spend while enabling better health and value,” stated George Paz, president, chief executive officer and chairman.  “Now more than ever, our aligned business model is proving critical in driving waste out of the pharmacy benefit.”

“As we look to 2009 and beyond, we believe as a result of our differentiated business model, we are best positioned to deliver superior value to our clients and superior growth for our stockholders.”

Fourth Quarter 2008 Review (comparative data for 2007 is reflected in tables 2-4 below)

•	The Company’s industry-leading generic utilization rate increased to 67.3% from 63.7% last year.
•	Specialty and Ancillary Services (“SAAS”) operating income increased to $19.9 million, up 84% from $10.8 million in 2007 and increased 32% sequentially from $15.1 million in the third quarter of 2008.
•	EBITDA increased 13% to $363.2 million from $320.8 million last year and EBITDA per adjusted claim increased 16% to $2.90 from $2.49 last year.

Full-year 2008 Review (comparative data for 2007 is reflected in tables 2-4 below)

•	Generic utilization for 2008 averaged 66.1%, up from 61.8% last year.
•	Operating income increased to $1,280.5 million, up 18% from $1,088.4 million last year.
•	EBITDA increased 16% to $1,378.2 million from $1,185.9 million last year, and on a per adjusted claim basis, was $2.72, a 16% increase over 2007.
•	ROIC increased to 26.8%, up from 23.7% last year.

2009 Guidance
The Company reaffirmed its 2009 earnings per share guidance in the range of $3.63 to $3.73.

About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, workers’ compensation, and union-sponsored benefit plans.

Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, and medical- and drug-data analysis services.  The Company also distributes a full range of biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.

Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.   More information on the Center for Cost-Effective Consumerism can be found at http://www.consumerology.org.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements.  Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-K on file with the SEC.  A copy of this form can be found at the investor relations section of Express Scripts web site at http://www.express-scripts.com.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FINANCIAL TABLES FOLLOW

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2008	2007	2008	2007

Revenues (1)	$5,505.9	$5,553.4	$21,978.0	$21,824.0
Cost of revenues (1)	4,954.1	5,091.0	19,937.1	20,065.2
Gross profit	551.8	462.4	2,040.9	1,758.8
Selling, general and administrative	213.3	182.9	760.4	698.0
Operating income	338.5	279.5	1,280.5	1,060.8
Other (expense) income:
Non-operating charges, net	-	-	(2.0)	(18.6)
Undistributed loss from joint venture	-	(0.2)	(0.3)	(1.3)
Interest income	2.3	4.1	13.0	12.2
Interest expense	(21.6)	(29.3)	(77.6)	(108.4)
	(19.3)	(25.4)	(66.9)	(116.1)
Income before income taxes	319.2	254.1	1,213.6	944.7
Provision for income taxes	112.8	88.0	434.0	344.2
Net income from continuing operations	206.4	166.1	779.6	600.5
Net income (loss) from discontinued operations, net of tax	0.4	(27.6)	(3.5)	(32.7)
Net income	$206.8	$138.5	$776.1	$567.8

Weighted average number of common shares outstanding during the period:
Basic:	247.6	252.3	248.9	260.4
Diluted:	249.9	256.0	251.8	264.0

Basic earnings (loss) per share:
Continuing operations	$0.83	$0.66	$3.13	$2.31
Discontinued operations	0.00	(0.11)	(0.01)	(0.13)
Net earnings	0.84	0.55	3.12	2.18

Diluted earnings (loss) per share:
Continuing operations	$0.83	$0.65	$3.10	$2.27
Discontinued operations	0.00	(0.11)	(0.01)	(0.12)
Net earnings	0.83	0.54	3.08	2.15

(1) Includes retail pharmacy co-payments of $708.1 million and $860.5 million for the three months ended December 31, 2008 and 2007, respectively, and $3,153.6 million and $3,554.5 million for the years ended December 31, 2008 and 2007, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	December 31,	December 31,
(in millions, except share data)	2008	2007
Assets
Current assets:
Cash and cash equivalents	$530.7	$434.7
Restricted cash and investments	4.8	2.2
Receivables, net	1,155.9	1,184.6
Inventories	203.0	166.1
Deferred taxes	118.2	121.1
Prepaid expenses and other current assets	31.2	18.7
Current assets of discontinued operations	-	40.4
Total current assets	2,043.8	1,967.8
Property and equipment, net	222.2	215.5
Goodwill	2,881.1	2,695.3
Other intangible assets, net	332.6	342.0
Other assets	29.5	30.2
Non-current assets of discontinued operations	-	5.6
Total assets	$5,509.2	$5,256.4

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebates payable	$1,380.7	$1,258.9
Accounts payable	496.4	517.3
Accrued expenses	420.5	432.5
Current maturities of long-term debt	420.0	260.1
Current liabilities of discontinued operations	4.1	6.2
Total current liabilities	2,721.7	2,475.0
Long-term debt	1,340.3	1,760.3
Other liabilities	369.0	324.7
Total liabilities	4,431.0	4,560.0

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	-	-
Common stock, 1,000,000,000 shares authorized, $0.01 par value; shares issued: 318,958,000 and 318,886,000, respectively; shares outstanding: 247,649,000 and 252,371,000, respectively	3.2	3.2
Additional paid-in capital	640.8	564.5
Accumulated other comprehensive income	6.2	20.9
Retained earnings	3,361.0	2,584.9
	4,011.2	3,173.5
Common stock in treasury at cost, 71,309,000 and 66,515,000 shares, respectively	(2,933.0)	(2,477.1)
Total stockholders' equity	1,078.2	696.4
Total liabilities and stockholders' equity	$5,509.2	$5,256.4

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows
	Year Ended December 31,
(in millions)	2008	2007
Cash flows from operating activities:
Net income	$776.1	$567.8
Net loss from discontinued operations, net of tax	3.5	32.7
Net income from continuing operations	779.6	600.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97.7	97.5
Deferred income taxes	33.8	4.1
Bad debt expense	30.1	36.7
Employee stock-based compensation expense	40.2	31.6
Other, net	20.7	0.5

Changes in operating assets and liabilities, net of changes resulting from acquisitions:
Receivables	21.9	71.6
Inventories	(38.0)	25.3
Other current and non-current assets	5.4	6.9
Claims and rebates payable	113.0	(16.8)
Other current and non-current liabilities	(8.8)	(9.8)
Net cash provided by operating activities — continuing operations	1,095.6	848.1

Net cash provided by (used in) operating activities — discontinued operations	7.4	(20.8)
Net cash flows provided by operating activities	1,103.0	827.3

Cash flows from investing activities:
Purchases of property and equipment	(85.8)	(75.0)
Acquisition, net of cash acquired, and investment in joint venture	(251.5)	(14.3)
Sale of marketable securities	-	34.2
Short term investment transferred from cash	(49.3)	-
Cash received from short term investment	38.9	-
Proceeds from sale of businesses	27.7	-
Other	(0.6)	(0.7)
Net cash used in investing activities — continuing operations	(320.6)	(55.8)
Net cash used in investing activities — discontinued operations	-	(2.5)
Net cash used in investing activities	(320.6)	(58.3)

Cash flows from financing activities:
Proceeds from long-term debt	-	800.0
Repayment of long-term debt	(260.0)	(180.1)
Repayments of revolving credit line, net	-	(50.0)
Tax benefit relating to employee stock-based compensation	42.1	49.4
Treasury stock acquired	(494.4)	(1,140.3)
Deferred financing fees	-	(1.5)
Net proceeds from employee stock plans	31.9	52.8
Net cash used in financing activities	(680.4)	(469.7)

Effect of foreign currency translation adjustment	(6.0)	4.4

Net increase in cash and cash equivalents	96.0	303.7
Cash and cash equivalents at beginning of year	434.7	131.0
Cash and cash equivalents at end of year	$530.7	$434.7

Table 1
Unaudited operating Statistics
(in millions, except per claim data)

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
	12/31/2008	09/30/2008	06/30/2008	03/31/2008	12/31/2007
Revenues
PBM	4,573.1	4,492.8	4,590.7	4,558.5	4,622.9
SAAS	932.8	957.7	940.1	932.3	930.5
Total consolidated revenues	5,505.9	5,450.5	5,530.8	5,490.8	5,553.4

Claims Detail
Network (1)	93.8	91.5	96.1	98.2	96.9
Home Delivery	10.1	10.3	10.3	10.1	10.3
Total PBM claims	103.9	101.8	106.4	108.3	107.2
Adjusted PBM claims (2)	124.2	122.4	126.9	128.5	127.8
SAAS claims (3)	1.0	1.1	1.1	1.1	1.2
Total adjusted claims (4)	125.2	123.5	128.0	129.6	129.0

Per Adjusted Claim
Adjusted EBITDA (5)	$2.90	$2.87	$2.67	$2.46	$2.49

Table 2
Calculation of Adjusted Operating Income from Continuing Operations
(in millions)

Quarterly Results:	3 Months Ended 12/31/2007
	PBM	SAAS	Consolidated
Operating income, as reported	$280.8	$(1.3)	$279.5
Non-recurring legal expenses	6.0	-	6.0
Non-recurring inventory charges in specialty distribution line of business	-	9.1	9.1
Non-recurring bad debt charges in specialty distribution line of business	-	3.0	3.0
Adjusted operating income	$286.8	$10.8	$297.6

Year-to-Date Results:	Year Ended 12/31/2007
	PBM	SAAS	Consolidated
Operating income, as reported	$1,037.5	$23.3	$1,060.8
Non-recurring legal expenses	6.0	-	6.0
Non-recurring inventory charges in specialty distribution line of business	-	9.1	9.1
Settlement of contractual item with supply chain vendor	(9.0)	-	(9.0)
Non-recurring bad debt charges in specialty distribution line of business	-	21.5	21.5
Adjusted operating income	$1,034.5	$53.9	$1,088.4

The Company is providing adjusted operating income excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

Table 3
Calculation of Consolidated Adjusted EBITDA from Continuing Operations
(in millions)

	3 Months Ended	Year Ended
EBITDA (5)	12/31/2007	12/31/2007
EBITDA from continuing operations, as reported	$302.7	$1,158.3
Non-recurring legal expenses	6.0	6.0
Non-recurring inventory charges in specialty distribution line of business	9.1	9.1
Settlement of contractual item with supply chain vendor	-	(9.0)
Non-recurring bad debt charges in specialty distribution line of business	3.0	21.5
EBITDA from continuing operations, adjusted	$320.8	$1,185.9

The Company is providing adjusted EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

Table 4
Unaudited Earnings Excluding Non-recurring Items
(in millions, except per share data)

	3 Months Ended	Year Ended
	12/31/2007	12/31/2007
Reported income from continuing operations before taxes	$254.1	$944.7

Non-recurring legal expenses	6.0	6.0
Non-recurring inventory charges in specialty distribution line of business	9.1	9.1
Settlement of contractual item with supply chain vendor	-	(9.0)
Non-recurring bad debt charges in specialty distribution line of business	3.0	21.5
Caremark transaction costs, net	-	18.6
Income before tax excluding non-recurring items	272.2	990.9

Provision for income taxes	94.3	361.0

Adjusted net income from continuing operations	$177.9	$629.9

Weighted average number of shares outstanding during the period - diluted	256.0	264.0

Diluted earnings per share excluding non-recurring items	$0.69	$2.38

Diluted earnings per share from continuing operations as reported	0.65	2.27

Impact of non-recurring items	$0.04	$0.11

The Company is providing diluted earnings per share excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

Table 5
Return on Invested Capital ("ROIC")
(in millions)
	2008	2007
Adjusted operating income	$1,280.5	$1,088.4
Income tax	457.9	396.6
Net operating profit after tax ("NOPLAT")	$822.6	$691.8

Stockholders' equity	$1,078.2	$696.4
Interest bearing liabilities	1,760.3	2,020.4
Long-term deferred income taxes, net	313.8	278.6
Invested capital	$3,152.3	$2,995.4

Average invested capital	$3,073.9	$2,914.0

ROIC	26.8%	23.7%

EXPRESS SCRIPTS, INC.

Notes to Unaudited Operating Statistics
(in millions)

(1) Network claims exclude drug formulary only claims where we only administer the clients formulary and approximately 0.5 million manual claims per quarter.

(2)  PBM adjusted claims represent network claims plus mail claims, which are multiplied by 3, as mail claims are typically 90 day claims and network claims are generally 30 day claims.  Adjusted claims calculated from the table may differ due to rounding.

(3)  Specialty and Ancillary Services (SAAS) claims represent the distribution of pharmaceuticals through Patient Assistance Programs and the distribution of pharmaceuticals where we have been selected by the pharmaceutical manufacturer as part of a limited distribution network.  They also represent the distribution of specialty drugs through our CuraScript subsidiary.

(4) Total adjusted claims includes PBM adjusted claims plus SAAS claims.

(5)  The following is a reconciliation of EBITDA from continuing operations to net income from continuing operations and to net cash provided by operating activities from continuing operations as the Company believes they are the most directly comparable measures calculated under Generally Accepted Accounting Principles:

	3 Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income from continuing operations	$206.4	$166.1	$779.6	$600.5
Income taxes	112.8	88.0	434.0	344.2
Depreciation and amortization*	24.7	23.2	97.7	97.5
Interest expense, net	19.3	25.2	64.6	96.2
Undistributed loss from joint venture	-	0.2	0.3	1.3
Non-operating charges, net	-	-	2.0	18.6
EBITDA from continuing operations	363.2	302.7	1,378.2	1,158.3
Current income taxes	(110.9)	(77.2)	(400.2)	(340.1)
Interest expense less amortization	(18.7)	(24.6)	(62.2)	(94.0)
Undistributed loss from joint venture	-	(0.2)	(0.3)	(1.3)
Non-operating charges, net	-	-	(2.0)	(18.6)
Other adjustments to reconcile net income to net cash provided by operating activities	134.9	141.6	182.1	143.8
Net cash provided by operating activities from continuing operations	$368.5	$342.3	$1,095.6	$848.1

EBITDA  is earnings before other income (expense), interest, taxes, depreciation and amortization, or operating income plus depreciation and amortization.  EBITDA is presented because it is a widely accepted indicator of a company's ability to service indebtedness and is frequently used to evaluate a company's performance.  EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA may not be comparable to that used by other companies.

* Includes depreciation and amortization expense of:
Gross profit	6.3	6.9	26.3	31.3
Selling, general and administrative	18.4	16.3	71.4	66.2
	24.7	23.2	97.7	97.5